TRANS ADVISER FUNDS, INC.

                            ADMINISTRATION AGREEMENT

        AGREEMENT made the 24th day of October, 1996, between Trans Adviser Funds, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland with its principal place of business at 500 East Main Street, Bowling Green, Kentucky 42102, and Forum Administrative Services, LLC (the "Administrator"), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

        WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of common stock, no par value (the "Shares"), in separate series and classes; and

        WHEREAS, the Corporation desires that the Administrator perform administrative services for series of the Corporation now existing or that in the future may be created, and for classes that may in the future be created in each of the separate investment portfolios of the Corporation as listed on Schedule A hereto, as it may be amended from time to time (each a "Fund" and, collectively, the "Funds") and the Administrator is willing to provide those services on the terms and conditions set forth in this Agreement;

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and the Administrator do hereby agree as follows:

        SECTION 1.  APPOINTMENT

        The Corporation hereby appoints the Administrator, and the Administrator hereby agrees, to act as administrator of the Corporation for the period and on the terms set forth in this Agreement. In connection therewith, the Corporation has delivered to the Administrator copies of its Articles of Incorporation and Bylaws, the Corporation's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Administrator with all amendments of or supplements to the foregoing.

        (a) Subject to the direction and control of the Board, the Administrator shall manage all aspects of the Corporation's operations with respect to the Funds except those which are the responsibility of the investment adviser or advisers to the Fund or Funds (the "Adviser"), all in such manner and to such extent as may be authorized by the Board.


        (b) With respect to the Corporation or each Fund, as applicable, the Administrator shall:

        (i) oversee (A) the preparation and maintenance by the Adviser and the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Corporation required to be prepared or maintained by the Corporation or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant;
               (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

        (ii) oversee the performance of administrative and professional services rendered to the Corporation by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing and shareholder servicing and other services performed for the Funds;

        (iii) be responsible for the preparation and the printing of the periodic updating of the Registration Statement and Prospectus, tax returns, and reports to shareholders, the Securities and Exchange Commission and state securities commissions;

        (iv) be responsible for the preparation of proxy and information statements and any other communications to shareholders;

        (v) at the request of the Board, provide the Corporation with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Corporation;

        (vi) provide the Corporation, at the Corporation's expense, with the services of persons, who may be officers of the Corporation, competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operations of the Corporation;

        (vii)  prepare,   file  and   maintain   the   Corporation's   governing
               documents, including the Articles of Incorporation, the Bylaws and minutes of meetings of Directors and shareholders;

       (viii)  with the approval of the Corporation's  counsel and cooperation
               from  the  Adviser  and  other  relevant  parties,   prepare  and
               disseminate materials for meetings of the Board of Directors;

        (ix) monitor sales of Shares and ensure that such Shares are properly and duly registered with the Securities and Exchange Commission and applicable state securities commissions;

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         (x)   oversee the calculation of performance data for  dissemination to information services covering the investment company industry, for sales literature of the Corporation and other appropriate purposes;

        (xi) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders; and

       (xii) advise the Corporation and its Board of Directors on matters concerning the Corporation and its affairs.

        (c) The books and records pertaining to the Corporation which are in possession of the Administrator shall be the property of the Corporation. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by the Administrator to the Corporation or the Corporation's authorized representatives. In the event the Corporation designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under this Agreement.

        SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY

        (a) The Administrator shall use its best judgment and efforts in rendering the services described in this Agreement. The Administrator shall not be liable to the Corporation for any action or inaction of the Administrator in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to a Fund made to the Administrator by an officer of the Corporation duly authorized. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

        (b) The Corporation agrees to indemnify and hold harmless the Administrator, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of the Administrator's actions or omissions that are consistent with the standard of care set forth in paragraph (a) of this section.

        (c) The Administrator agrees to indemnify and hold harmless the Corporation, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of the Administrator's actions or omissions that are not consistent with the standard of care set forth in paragraph (a) of this section.

        (d) Neither party shall be required to indemnify the other if, prior to confessing any claim against it which may be subject to indemnification, the indemnified party does not give the indemnifying party written notice of, and reasonable opportunity to defend against, the claim.

        SECTION 4.  EXPENSES

        Subject to any agreement by the Adviser or other person to reimburse any expenses of the Corporation that relate to the Funds, the Corporation shall be responsible for and assumes the obligation for payment of all of its reasonable expenses, including: (a) the fee payable under Section 5 hereof; (b) the fees payable to the Adviser under an agreement between the Adviser and the
Corporation; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions, including the fees and commissions of introducing brokers; (e) premiums of insurance for the Corporation, its Directors and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses; (k) auditing, legal and compliance expenses; (l) costs of forming the Corporation and maintaining its existence; (m) costs of preparing and printing Corporation's Prospectuses, subscription application forms and shareholder reports and delivering them to existing shareholders; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares of the Corporation and of preparing tax returns; (p) costs of reproduction, stationery and supplies; (q) fees and expenses of the Corporation's Directors;
(r) compensation of the Corporation's officers and employees who are not employees of the Adviser or the Administrator or their respective affiliated persons and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliated persons) performing services for the Corporation;
(s) costs of Director meetings; (t) Securities and Exchange Commission registration fees and related expenses; (u) state or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Corporation in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the Act or under any shareholder service plan or agreement.

        SECTION 5.  COMPENSATION

        (a) For the administrative services provided by the Administrator pursuant to this Agreement, the Corporation shall pay the Administrator, with respect to each of the Funds, a fee at an annual rate equal to the amount set forth in Schedule B hereto. Such fees shall be accrued by the Corporation daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Upon the termination of this Agreement, the Corporation shall pay to the Administrator such compensation as shall be payable prior to the effective date of such termination.

        (b) Notwithstanding anything in this Agreement to the contrary, the Administrator and its affiliated persons may receive compensation or reimbursement from the Corporation with respect to (i) the provision of services on behalf of the Funds in accordance with any distribution


                                      - 4 -


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plan adopted by the  Corporation  pursuant to Rule 12b-1 under the Act, (ii) the provision of shareholder support or other services or (iii) service as a Director or officer of the Corporation.

        SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

        (a) This Agreement shall become effective on the date on which the Corporation's Registration Statement becomes effective, and shall relate to every Fund of the Corporation as of the date on which the Corporation's Registration Statement relating to the Shares of such Fund becomes effective.

        (b) This Agreement shall continue in effect for twelve months as it pertains to a Fund and, thereafter, shall be automatically renewed each year for an additional term of one year with respect to such Fund.

        (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to the Administrator or (ii) by the Administrator on 60 days' written notice to the Corporation.

        SECTION 7.  ACTIVITIES OF ADMINISTRATOR

        Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Administrator's right, or the right of any of its officers, directors or employees (whether or not they are a Director, officer, employee or other affiliated person of the Corporation) to engage in any other business or to devote time and attention to the administration or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, company, firm, individual or association.

        SECTION 8.  CONFIDENTIALITY

        The Administrator agrees to treat all records and other information related to the Corporation as proprietary information of the Corporation and, on behalf of itself and its employees, to keep confidential all such information, except that the Administrator may

        (a)  prepare  or  assist  in the  preparation  of  periodic  reports  to
shareholders  and  regulatory   bodies  such  as  the  Securities  and  Exchange
Commission;

        (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

        (c) release such other information as approved in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Corporation.


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        SECTION 9.  MISCELLANEOUS

        (a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of a Fund.

        (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

        (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

        (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

        (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

        (f) The terms "vote of a majority of the outstanding voting securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the Act.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            TRANS ADVISER FUNDS, INC.

                                            /s/  Thomas A. Trantum
                                            ----------------------------------
                                            Thomas A. Trantum
                                            President

                                            FORUM ADMINISTRATIVE SERVICES, LLC

                                            /s/  John Y. Keffer
                                            ----------------------------------
                                            John Y. Keffer
                                            President


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                            TRANS ADVISER FUNDS, INC.
                            ADMINISTRATION AGREEMENT

                                   Schedule A

                                    FUNDS OF
                            TRANS ADVISER FUNDS, INC.
                             as of October 24, 1996

                                Growth/Value Fund
                             Aggressive Growth Fund
                             Intermediate Bond Fund
                             Kentucky Tax-Free Fund
                             Tennessee Tax-Free Fund
                                Money Market Fund

                                   Schedule B

                               ADMINISTRATION FEES

            An annual fee equal to the greater of $25,000 or 0.15% of
                the annual average daily net assets of each Fund